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                                                              EXHIBIT 10(x)(10)


                                AMENDMENT NO. 15
                                     TO THE
                                UPS SAVINGS PLAN

         WHEREAS, United Parcel Service of America, Inc. (the "Employer") and its affiliated corporations established, effective July 1, 1988, the UPS Savings Plan (the "Plan") in order to permit their eligible employees to put money aside on a tax deferred basis to supplement that which they will receive from Social Security and other pension or retirement plans in which they participate; and

         WHEREAS, the Plan has been amended fourteen times before, the most recent being Amendment No. 14, effective as of February 1, 1994; and

         WHEREAS, it is desired to amend the Plan further to (i) reflect the changes to the annual dollar limit on compensation under Section 401(a)(17) of the Internal Revenue Code; and (ii) to make certain other technical changes;

         NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 1989:

         1.      Subsection 1.1(b) is revised to read as follows:

                          (b) "Actual Deferral Percentage" means, for a
                 specified group of Employees for a Plan Year, the average of the percentages (calculated separately for each Eligible Employee in the group) of the compensation deferred by each such Employee under this Plan, in accordance with Section 401(k)(3)(B) of the Code. For purposes of the foregoing, compensation shall mean any of the following, as determined by the Committee in a uniform manner with respect to all Eligible Employees for the Plan Year:

                                  (1)      Compensation within the meaning of
                 Section 1.1(dd) (which includes amounts contributed as Elective Deferrals to this Plan);

                                  (2)      The Eligible Employee's taxable
                 compensation from the Employer Company reported on Form W-2 for the Plan Year; or

                                  (3)      Such other nondiscriminatory
                 definition of compensation which satisfies the requirements of Code Section 414(s) and the regulations thereunder.

                          In no event, however, shall an Eligible Employee's
                 annual compensation for purposes of this Section 1.1(b) exceed the applicable dollar limit set forth in Section 1.1(h).





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         2.      Section 1.1(h) is revised to read as follows:

                          "Eligible Compensation" means the compensation or
                 wages paid to an Employee for the Plan Year by reason of his or her employment by the Employer Company, including overtime pay and commissions, and before any payroll deductions, including Elective Deferrals hereunder, and salary reduction contributions, if any, made on behalf of an Employee to the UPS Flexible Benefits Plan or other plan described in Section 125 of the Code (other than Benefit Credits extended to the Employee under the Flexible Benefits Plan), but excluding bonuses, expense reimbursements and amounts allocated (other than described as above) or benefits paid under any employee benefit plan of the Employer Company. Notwithstanding the foregoing, in no event shall the compensation of any Eligible Employee as determined for the purposes of this Plan and taken into account for any Plan Year exceed the following annual dollar limitations:

                            Plan Year                     Compensation Limit
                            ---------                     ------------------
                               1989                            $200,000

                               1990                            $209,200

                               1991                            $222,220

                               1992                            $228,860

                               1993                            $235,840

                               1994                            $150,000

                       1995 and later years                    $150,000,   increased by the applicable cost-of-living adjustment, if
                                                                           any, for the calendar year sanctioned by Code
                                                                           Section 401(a)(17).

                    In determining the compensation of an Eligible Employee,
             any compensation paid by the Employer Company to the spouse or lineal descendant (who has not attained age 19 before the close of the Plan Year) of an Eligible Employee who is (i) a 5% owner as defined in section 416(i) of the Code or (ii) one of the 10 employees of the Employer Company paid the greatest compensation during the Plan Year shall be treated as compensation paid to such Eligible Employee. If, as the result of the application of the foregoing sentence the applicable dollar limitation is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined for purposes of this Plan prior to the application of the dollar limitations.

       3.    The following sentence is added to the end of Section 1.1(dd):

                    A Participant's Compensation shall not, however, exceed the applicable dollar limit set forth in Section 1.1(h).

       4.    Section 8.3 is revised to read as follows:

                    Authority of Committee.  The Committee shall establish
             rules for the administration of the Plan, and shall decide




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             all questions arising in the administration of the Plan not specifically delegated or reserved to the Board of Directors, to the Employer, or to the Trustee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right and discretion to interpret the Plan, to construe the Plan's terms, and to decide any matters arising in and with respect to the administration and operation of the Plan, and, subject to the claims procedure described at Section 8.5, any interpretations or decisions so made shall be final and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all persons.

       5.    Section 12.1(i) is revised to read as follows:

                    (i) "Total Compensation" is the Participant's compensation as defined in Section 415(c)(3) of the Code, but shall not exceed the applicable dollar amount set forth in Section 1.1(h).

       6. Section 12.3 is deleted, and Sections 12.4 and 12.5 are renumbered as Sections 12.3 and 12.4, respectively.

       7. Effective July 1, 1994, Section 4.12(a)(2) revised to read as follows:

                    Makes such contribution to the Trust within eighteen (18)
             calendar months from the date of his or her retirement, or if, later, within three (3) months from the date such Former Participant's interest in the UPS Thrift Plan, if any, is actually transferred from the General Fund to the Distribution Fund pursuant to the terms of such plan.

       IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this Amendment No. 15 to the Plan to be executed this 2nd day of December 1994.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
   Secretary                       Chairman




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